UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Brookline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE FROM BROOKLINE BANCORP, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020

The Following Notice of Change of Location of the Annual Meeting of Stockholders (the "Annual Meeting") of Brookline Bancorp, Inc. (the "Company") relates to the Company's proxy statement (the "Proxy Statement"), dated April 3, 2020, furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on May 13, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 17, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT
_____________________________________________________________________________________________

NOTICE OF CHANGE OF LOCATION
OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2020

To the Stockholders of Brookline Bancorp, Inc.:

Due to the on-going public health concerns surrounding COVID-19 and to protect the well-being of our employees and stockholders of Brookline Bancorp, Inc. (the "Company"), NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders (the "Annual Meeting") of the Company has been changed.

As previously announced, the Annual Meeting will be held on Wednesday, May 13, 2020 at 2:00 PM, EDT. In light of the public health concerns regarding COVID-19, the Annual Meeting will be held in a virtual meeting format only. Stockholders will not be able to attend the Annual Meeting in person.

If you were a stockholder of record as of the close of business on March 20, 2020, you can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRKL2020. To join the meeting, you will need your 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or Proxy Card, both of which were previously distributed. Stockholders of Record may submit questions and vote during the Annual Meeting by following the instructions that will be available on the virtual meeting website.
If you are not a stockholder of record but would like to attend the Annual Meeting, you can do so by logging in as a guest. Please note, you will not be able to vote or submit questions during the meeting.
To ensure access to the live webcast, stockholders must check in to the webcast by 1:45 PM EDT on May 13, 2020.
Stockholders are encouraged to vote in advance of the Annual Meeting by one of the methods described in the 2020 proxy materials. The proxy card included with the proxy materials and the voting instructions from your broker, bank, trustee or other nominee will not be updated to reflect the change in location. You may continue to use the proxy card or voting instructions to vote your common stock in connection with the Annual Meeting.
By Order of the Board of Directors,
/s/ Michael W. McCurdy
Michael W. McCurdy
General Counsel and Corporate Secretary